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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): November 14, 2000

                        Price Communications Corporation
               (Exact Name of Registrant as Specified in Charter)


                 New York                   1-8309              13-2991700
       (State or Other Jurisdiction      (Commission           (IRS Employer
            of Incorporation)            File Number)       Identification No.)


                              45 Rockefeller Plaza
                            New York, New York 10020
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 757-5600


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ITEM 5.       OTHER EVENTS.

         On November 14, 2000, Price Communications Corporation, a New York corporation ("Issuer"), Price Communications Cellular Inc., a Delaware corporation, Price Communications Cellular Holdings, Inc., a Delaware corporation, Price Communications Wireless, Inc., a Delaware corporation ("Price Wireless", and each of the foregoing collectively the "Price Corporations"), Verizon Wireless, Inc., a Delaware corporation ("Verizon"), Cellco Partnership, a Delaware general partnership ("Cellco"), and VWI Acquisition Corporation, a newly-formed Delaware corporation and a wholly owned subsidiary of Verizon ("VWI") entered into a Transaction Agreement (the "Transaction Agreement"). Pursuant to the Transaction Agreement the acquisition of Price Wireless will be accomplished by the merger (the "Merger") of VWI with and into Price Wireless, with Price Wireless remaining as the surviving corporation (the "Surviving Corporation") and becoming a wholly owned subsidiary of Verizon. The Transaction Agreement provides that, subject to satisfaction of conditions precedent contained in the Transaction Agreement, the Merger will become effective upon the filing of a Certificate of Merger with the Office of the Secretary of State of the State of Delaware (the "Effective Time"). At the Effective Time, (i) each share of common stock of Price Wireless outstanding immediately prior to the Effective Time will be converted in the right to receive a number of shares of Class A Common Stock, par value $.001 per share, of Verizon (the "Verizon Shares") valued at $2.06 billion (less Price Wireless' net indebtedness, estimated at $550 million, and subject to working capital and other adjustments as provided in the Transaction Agreement) based upon the price of the Verizon Shares at Verizon's initial public offering (the "IPO") and (ii) each share of VWI common stock outstanding immediately prior to the Effective Time will be converted into the right to receive one share of the common stock of Price Wireless. Concurrently with the Merger, Price Wireless will transfer (the "Contribution") its business of constructing, developing, managing and operating cellular telephone systems that cover approximately 3.4 million people in 16 markets in the Georgia, Alabama, South Carolina and Florida area to Cellco, in exchange for a partnership interest in Cellco. Under the Transaction Agreement, after a transition period, Verizon agrees not to use the "Price Communications" name and variations thereof.

         Verizon may elect at any time on or before January 31, 2001 to include in the transaction Price Wireless' cellular telephone system in Panama City, Florida. If the Panama City system is not included in the transaction, such system will be retained by the Issuer or disposed of to a third party and the merger consideration described above will be reduced pursuant to a formula based on the EBITDA of such system for the year ended December 31, 2000.

         At the closing, the Price Corporations will enter into a Lock-up Agreement pursuant to which they will agree that, except with respect to up to $20 million of Verizon Shares (valued at the price of Verizon Shares in the IPO) received by the Company in a working capital adjustment, until the later of (x) the date 270 days after the closing and (y) the first day of the Issuer's federal taxable year after the taxable year in which the closing occurs, they shall not, without the prior written consent of Verizon, (1) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of the Verizon Shares

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or any securities convertible into or exercisable or exchangeable for the
Verizon Shares or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (2) enter into any swap or any other agreement or any transaction that has substantially the same effect as a transaction described in (1) or transfers, in whole or in part, directly or indirectly, a substantial portion of the economic consequence of ownership of the Verizon Shares, whether any such swap or transaction described in clause (1) or (2) above is to be settled by delivery of the Verizon Shares or such other securities, in cash or otherwise.

         Pursuant to the terms of the Transaction Agreement, the Price Corporations agreed, for a period of three years following the closing, that neither they nor any of their affiliates (other than any shareholder or affiliate of the Issuer who is not Robert Price or an affiliate of Robert Price), shall (subject to certain exceptions) directly or indirectly engage in any business that engages in the business of constructing, developing, managing, operating, marketing or selling cellular telephone systems or services, wireless service, paging service, PCS service, commercial mobile radio services or otherwise competes with the business of Price Wireless on the date of closing within the States of Georgia, Alabama or South Carolina or Florida (to the extent that Verizon elects to acquire the cellular telephone system located in Panama City, Florida).

         The consummation of the transactions contemplated by the Transaction Agreement is subject to termination in certain events and is subject to the completion of the IPO and other conditions, including regulatory approvals and the approval by the stockholders of the Issuer. If the closing of the transactions does not occur by September 30, 2001, either party may terminate the Transaction Agreement. The Transaction Agreement may be terminated by Verizon or the Issuer if Verizon shall not have received evidence reasonably satisfactory to it on or before January 15, 2001 that (i) Steven Price and Eileen Farbman (children of Robert Price) have been appointed the guardian of the property of each of their minor children and (ii) Steven Price and Eileen Farbman, as guardians, have entered into a voting agreement substantially in the form of the Voting Agreement described below with respect to an aggregate of not less than 7.5 million shares of common stock of the Issuer held by such minor children. In addition, the Transaction Agreement provides that the Issuer shall provide a notice to Verizon on or before January 31, 2001 if the Issuer's agreement with a provider of web-to-wireless and related services has not been terminated or amended in such a fashion that consummation of the transactions contemplated by the Transaction Agreement do not constitute a breach of such agreement. During the 30-day period following receipt of any such notice, Verizon may terminate the Transaction Agreement.

         As an inducement to Verizon entering into the Transaction Agreement, Robert Price, President of the Issuer and Kim Pressman, Executive Vice President and Chief Financial Officer of the Issuer (collectively, the "Stockholders") entered into a voting agreement (the "Voting Agreement") with Verizon. Pursuant to the Voting Agreement, the Stockholders agreed to vote all of their shares of common stock, par value $.01 per share, of the Issuer (the "Common Stock") to approve and adopt the Transaction Agreement and all transactions contemplated by the Transaction Agreement at any meeting of the stockholders of the Issuer, and at any adjournment thereof, at which such Transaction Agreement and other related agreements (or any amended version thereof), or the transactions contemplated by the Transaction Agreement, are


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submitted for consideration and vote of the stockholders of the Issuer. The
Stockholders also agreed that they would not vote any of their shares of Common Stock in favor of (other than an Alternative Agreement entered into in accordance with the Transaction Agreement and matters relating to, or in connection with the Alternative Agreement) the approval of any (i) Acquisition Proposal, (ii) action or set of actions which, if consummated, would constitute a change of control of the Price Corporations (other than the Issuer), (iii) reorganization, recapitalization, liquidation or winding up of the Issuer or any other extraordinary transaction involving the Issuer, (iv) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Transaction Agreement or
(v) other matters relating to, or in connection with, any of the foregoing matters.

         Each Stockholder agreed that they would not, without the prior written consent of Verizon, directly or indirectly (other than pursuant to the terms of the Voting Agreement and except that Kim Pressman is permitted to transfer up to 3,000 shares of the Issuer in bona fide gifts), (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of their shares (other than the proxy granted to Verizon) or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any of their Shares during the term of the Voting Agreement.

         Pursuant to the Transaction Agreement, each of the Price Corporations agreed that it will not, and will not permit their officers, directors, affiliates, related entities, agents or representatives (other than as permitted by the Transaction Agreement) to (i) solicit, initiate, knowingly encourage, conduct or engage in any substantive discussions, or enter into any agreement or understanding with any other person or entity regarding (a) the transfer, directly or indirectly, of any of the capital stock of any of the Price Corporations, any material portion of the assets of any of the Price Corporations or the business of Price Wireless which would reasonably be anticipated in the case of the Issuer to result in a change of control (other than an event that is a change of control as a result of any Acquisition Proposal (as defined below) involving the assets to be contributed to Verizon, any class of equity or voting securities of any Price Corporation (other than the Issuer) or any one or more of the Price Wireless' subsidiaries), (b) any investment by any other person or entity in capital stock of any of the Price Corporations or the business of Price Wireless (other than in the case of the Issuer, such investments which will not, or are reasonably likely not to constitute a change of control (other than an event that is a change of control as a result of any Acquisition Proposal involving the assets to be contributed to Verizon, any class of equity or voting securities of any Price Corporation (other than the Issuer) or any one or more of the Price Wireless' subsidiaries), or (c) any joint venture relating to the business of Price Wireless or other similar transaction involving any of the Price Corporations, their affiliates or the business of Price Wireless; or (ii) disclose any nonpublic information relating to Price Wireless or the business of Price Wireless, or afford access to the properties, books or records of any of the Price Corporations that relate, in whole or in part, to the business of Price Wireless, to any other person or entity that may be considering acquiring or has acquired an interest in any of the Price Corporations or the business of Price Wireless or engaging in any transaction of the type described in clause (i) above.


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         Notwithstanding the foregoing the Issuer may (i) engage in negotiations or discussions with any third party that has made a Superior Proposal (as defined below) or a bona fide Acquisition Proposal that the Board of Directors of the Issuer reasonably believes will lead to a Superior Proposal, (ii) furnish to any third party nonpublic information relating to the Price Corporations or the business of Price Wireless pursuant to a confidentiality agreement with terms no less favorable to the Price Corporations than those contained in the confidentiality agreement entered into by the Issuer and Cellco and/or (iii) take certain actions, subject to a good faith determination of the Board of Directors of the Issuer that it must take such action to comply with its fiduciary duties under applicable law.

         The Price Corporations have agreed to pay to Verizon a termination fee of $80,000,000 under certain circumstances, including in connection with any actions taken by the Board of Directors of the Issuer in compliance with its fiduciary duties under applicable law.

         "Acquisition Proposal" means, other than the transactions contemplated by the Transaction Agreement, any offer or proposal for, any indication of interest in, or any submission of inquiries from any third party relating to (A) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Issuer and its subsidiaries or over 20% of any class of equity or voting securities of the Issuer, any Price Corporation or over 20% of any class of equity or voting securities of any one or more of Price Wireless' subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Issuer and its subsidiaries, (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party's beneficially owning 20% or more of any class of equity or voting securities of the Issuer, any Price Corporation or over 20% of any class of equity or voting securities of any one or more Price Wireless' subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Issuer and its subsidiaries, or (C) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Issuer, any Price Corporation or over 20% of any class of equity or voting securities of any one or more Price Wireless' subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Issuer and its subsidiaries; PROVIDED that, notwithstanding the foregoing, the acquisition by any institutional investor of any securities of the Issuer, directly or indirectly, in connection with its investment operations in the ordinary course of business shall not constitute an "Acquisition Proposal" if (I) such investor and its affiliates do not at any time beneficially own voting securities of the Issuer representing more than 30% of the total voting power of all outstanding voting securities of the Issuer and
(II) such activities are for investment purposes only and are not, alone or in concert with others, in connection with any plan, arrangement, understanding, proposal, or intention to influence, or affect control over the management, board of directors or policies of the Issuer, PROVIDED FURTHER that, notwithstanding the foregoing, an Acquisition Proposal shall be deemed to exist if at any time such investor or its affiliates shall fail to, or no longer, comply with (I) or (II) of the foregoing.

         "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal on terms that the Board of Directors of the Issuer determines in good faith by a majority vote, on the


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basis of the advice of a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable and provide greater value to all the Issuer's shareholders than as provided under the Transaction Agreement and for which financing, to the extent required, is then either fully committed or reasonably determined to be available by the Board of Directors of the Issuer; PROVIDED that, notwithstanding the fact that the transactions contemplated by the Transaction Agreement do not contemplate the distribution of consideration to the Price Communication Corporation's shareholders, for purposes of determining whether an Acquisition Proposal is a Superior Proposal, the transactions contemplated by the Transaction Agreement shall be deemed to have an aggregate value of at least $2,060 million to such shareholders, assuming they were consummated.

         Pursuant to the Transaction Agreement, the Price Corporations and Verizon will take the following actions in connection with the 11 3/4% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes") and 9 1/8% Senior Secured Notes due 2006 (the "Senior Secured Notes") of Price Wireless:

         1. SENIOR SUBORDINATED NOTES. No later than the date which is 30 calendar days prior to the Closing Date under the Transaction Agreement, Price Wireless shall commence a tender offer and consent solicitation for all of the outstanding Senior Subordinated Notes for such price and on such terms as Verizon may reasonably direct (the "Senior Subordinated Notes Offer"). The terms of the Senior Subordinated Notes Offer shall provide that acceptance of the Offer shall be conditioned upon the occurrence of the Closing under the Transaction Agreement and shall occur on the Closing Date.

         At the Closing, upon the terms and subject to the conditions of the Senior Subordinated Notes Offer, Price Wireless shall, and Verizon shall cause Price Wireless to, accept for payment and pay for at the Closing all Senior Subordinated Notes validly tendered and not withdrawn pursuant to the Senior Subordinated Notes Offer; PROVIDED that Verizon will provide to VWI or Price Wireless at the Closing such cash as is necessary to pay any premium in excess of principal and accrued interest to purchase the Subordinated Notes pursuant to the Subordinated Notes Offer (and to effect the Subordinated Debt Defeasance (as such term is defined below)) and such additional cash, if any, as may be required to enable Price Wireless to purchase the Senior Subordinated Notes that are validly tendered and to effect the Subordinated Debt Defeasance.

         At the Closing, if the Holders (as defined in the Indenture for the Senior Subordinated Notes) of at least a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding have consented (the "Requisite Noteholder Consent") to the waiver of the covenants in the Senior Subordinated Notes Indenture which restrict the transactions contemplated by the Transaction Agreement, Price Wireless shall, and shall cause the Trustee (as defined in the Indenture for the Senior Subordinated Notes) to, execute a supplemental indenture (the "Supplemental Indenture") eliminating such covenants.


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         At the Closing, if the Requisite Noteholder Consent has not been obtained, Price Wireless will, and Verizon will cause Price Wireless to, effect a covenant defeasance (as defined in the Indenture for the Senior Subordinated Notes) (the "Subordinated Debt Defeasance"), in accordance with Article 8 of the Indenture for the Senior Subordinated Notes, with respect to all Senior Subordinated Notes (such Senior Subordinated Notes being referred to as the "Defeased Subordinated Debt") that have not been tendered by the holders thereof and accepted for purchase by Price Wireless at the Closing pursuant to the Senior Subordinated Notes Offer.

         2. SENIOR SECURED NOTES. Price Wireless shall, and the Price Corporations shall cause Price Wireless to, elect that all of the Senior Secured Notes be redeemed as permitted pursuant to Section 3.01(b) of the Indenture for the Senior Secured Notes (the "Senior Secured Notes Redemption") upon the occurrence of a "Change of Control" (as therein defined), and shall provide notice of the Senior Secured Notes Redemption to the trustee under the Indenture for the Senior Secured Notes and each holder of the Senior Secured Notes as required pursuant to the terms of the Indenture for the Senior Secured Notes. Price Wireless shall provide such notice no later than 29 days prior to the Closing Date under the Transaction Agreement. Such notice shall provide that the "Redemption Date" with respect to the Senior Secured Notes Redemption shall be the day immediately following the Closing Date (and shall be a date determined in accordance with the provisions of Sections 3.04 of the Indenture for the Senior Secured Notes) and shall otherwise comply with the provisions of the Indenture for the Senior Secured Notes. Price Wireless shall comply in all other respects with the provisions of Article 3 of the Indenture for the Senior Secured Notes with respect to the Senior Secured Notes Redemption.

         Immediately prior to Closing under the Transaction Agreement, Price Wireless will, and Verizon will cause Price Wireless to, effect a covenant defeasance (as defined in the Indenture for the Senior Secured Notes) (the "Secured Debt Defeasance") with respect to all of the outstanding Senior Secured Notes (the "Secured Defeased Debt") in accordance with Article 8 of the Indenture for the Senior Secured Notes; PROVIDED that Verizon will provide to VWI or Price Wireless all such cash as is required to enable Price Wireless to effect the Secured Debt Defeasance.

         On the day following the Closing Date, the Senior Secured Notes shall be redeemed by the Surviving Corporation pursuant to the Senior Secured Notes Redemption.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 4, 2000

                                            PRICE COMMUNICATIONS CORPORATION



                                            By: /s/ Robert Price
                                                -----------------------------
                                                Robert Price
                                                President




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